Exhibit (j)

SPICER JEFFRIES LLP

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Prospectus and the Statement of Additional Information of Merlyn.AI Best-of-Breed Core Momentum ETF (“BOB”) and Merlyn.AI SectorSurfer Momentum ETF (“DUDE”) (each, a “Fund”) and to the reference to our Firm as the Trust’s “independent registered public accounting firm.”

Denver, Colorado

August 12, 2020